Exhibit 99.1

Ocean Power Technologies to Attend OCEANS 2019 Seattle Conference

MONROE TOWNSHIP, N.J., October 24, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that it will be attending the OCEANS 2019 Conference & Exposition October 27-31, 2019 in Seattle.

“We’re looking forward to attending OCEANS 2019,” said George H. Kirby, OPT President and Chief Executive Officer. “The event is a fantastic opportunity to discuss OPT’s transformative PowerBuoy® technology and the expertise of our Innovation and Support Services with international leaders representing academia, federal agencies, the U.S. Navy, and industry.”

Bi-annual OCEANS conferences are recognized for bringing together marine industry pioneers eager to learn about oceanic research, transport, and engineering technologies. The event is attended by more than 2,000 professionals, ranging from engineers and technologists to policy makers and educators, to highlight relevant topics, current trends, and cutting-edge technology to advance marine research, practices, and policies. To learn more visit https://seattle19.oceansconference.org/.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® and the near-term availability of its hybrid PowerBuoy® and Subsea Battery Solution, along with its Innovation and Support Services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Matthew Abenante, IRC

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Business Development Contact:

David Marchetti, Senior Director, Americas

Ocean Power Technologies, Inc.

Email: dmarchetti@oceanpowertech.com

Phone: 609-730-0400

Media Contact:

Barry Jeckell

Ocean Power Technologies

Email: bjeckell@oceanpowertech.com

Phone: 609-730-0400

Ocean Power Technologies, Inc.

www.oceanpowertechnologies.com